Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Euro RSCG Life NRP
John C. Doyle	Ernie Knewitz
(650) 266-1407	(212) 845-4253
doyle@renovis.com	ernie.knewitz@eurorscg.com

Renovis Announces Completion of Enrollment in SAINT I Phase III Trial

of Cerovive® (NXY-059)

South San Francisco, California – December 6, 2004 — Renovis, Inc. (Nasdaq: RNVS) announced today that AstraZeneca, exclusive licensee of CEROVIVE (NXY-059), has ahead of schedule completed the enrollment of patients in SAINT I, one of two Phase III trials (SAINT I and II) being conducted to determine the effect of CEROVIVE (NXY-059) on disability and neurological recovery in acute ischemic stroke patients.

Enrollment is continuing in the parallel Phase III trial (SAINT II) and in a Phase IIb trial (CHANT – Cerebral Hemorrhage and NXY-059 Treatment) that is being conducted to assess the safety and tolerability of 72 hours intravenous infusion of CEROVIVE (NXY-059) in adult patients with acute intracerebral hemorrhage.

The SAINT trials for CEROVIVE (NXY-059) are being conducted worldwide by AstraZeneca and are planned to enroll more than 3,000 subjects in approximately 400 centers across approximately 40 countries (Europe, Asia, Australia, New Zealand, South Africa, United States, Canada and Latin America) to evaluate the effect of the compound in acute ischemic stroke patients. The safety of patients included in the trials is being continually evaluated. The CHANT trial is planned to involve 600 subjects in approximately 150 centers in 21 countries.

CEROVIVE (NXY-059), a neuroprotectant with free-radical trapping properties, is a drug under development by AstraZeneca and licensed from Renovis, Inc.

About Renovis

Renovis is a biopharmaceutical company developing drugs to treat neurological diseases and disorders. Our most advanced product candidate is CEROVIVE (NXY-059), an intravenous drug for acute ischemic stroke that is in Phase III clinical trials with our exclusive licensee, AstraZeneca AB. We are independently developing REN-1654, an oral drug for neuropathic pain in Phase II clinical trials. Our research and development programs focus on major medical needs in the areas of neuroprotection, pain and neuroinflammatory diseases.

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For additional information about the company, please visit www.renovis.com.

CEROVIVE (NXY-059) is a registered trademark of the AstraZeneca group of companies. All other product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE (NXY-059); our ability to successfully develop other product candidates; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 15, 2004. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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